2000 Westchester Avenue, Purchase, New York 10577 •?(914) 701-8000
FOR IMMEDIATE RELEASE Contacts:	Dan Loh (Investors) –?(914) 701-8200

Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports Second-Quarter 2015 Results

•	Adjusted Net Income of $29.4 Million, $1.17 per Share

•	Reported Net Income of $28.4 Million, $1.13 per Share

•	Reiterating Full-Year Outlook

PURCHASE, N.Y., July 30, 2015 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced adjusted net income attributable to common stockholders of $29.4 million, or $1.17 per diluted share, for the three months ended June 30, 2015, compared with $15.9 million, or $0.63 per diluted share, for the three months ended June 30, 2014.

On a reported basis, net income attributable to common stockholders in the second quarter of 2015 totaled $28.4 million, or $1.13 per diluted share, compared with $29.6 million, or $1.17 per diluted share, in the year-ago quarter.

Free cash flow of $68.5 million in the second quarter of 2015 compared with $59.2 million in the second quarter of 2014.

“Earnings in the second quarter were driven by contribution and margin strength in ACMI, Charter and Dry Leasing,” said William J. Flynn, President and Chief Executive Officer.

“We are seeing good demand for our aircraft and services as we enter the second half of 2015, as many of our customers are outperforming the overall market. We are working closely with our customers to provide them with the most efficient aircraft and effective operating services for their needs.

“As we gather additional insight into second-half demand, yields and military requirements, we continue to look forward to a strong year and a significant increase in earnings compared with 2014.”

Responding to market demand and customer requirements, we are implementing several previously announced fleet initiatives that are incorporated in our framework outlook for the year: placing an additional 747-400 freighter in ACMI service with DHL Express at the start of the third quarter; acquiring a new 747-8 freighter scheduled to be delivered to us in November; returning an owned, unencumbered 747-400 converted freighter to active service to meet additional Charter demand; securing a short-term operating lease on a second 747-400 converted freighter in Charter with more favorable terms; and expanding our Titan Dry Leasing portfolio by acquiring and converting two 767 passenger aircraft into freighter configuration. The freighters will be leased to DHL on a long-term basis when they are delivered in the fourth quarter.

Mr. Flynn added: “Our approach to business growth remains disciplined, and we are managing our fleet accordingly. In addition, we are utilizing proceeds from our recent convertible note issuance to refinance higher cost debt, which will reduce aircraft ownership costs, increase fleet flexibility and enhance cash flows.

“Led by the strength of our brand and our global market leadership in outsourced aircraft assets and services, we are taking advantage of market opportunities and continuing to focus on longer-term business growth.”

Second-Quarter Results

Revenue and direct contribution in ACMI in the second quarter benefited from an increase in block hour volumes, driven by the start-up of four additional 767 CMI aircraft and an improvement in 747 cargo aircraft utilization. Segment contribution also benefited from lower heavy maintenance expense. These were partially offset by a reduction in revenue per block hour, which reflected the impact of payments received from a customer in 2014 in connection with the return of an aircraft as well as an increase in CMI flying in 2015.

In Charter, significantly higher segment revenues reflected an increase in commercial cargo demand and improvements in military passenger and cargo demand. In addition, segment contribution benefited from those higher flying levels and a reduction in heavy maintenance expense. The decrease in revenue per block hour was primarily driven by the impact of lower fuel prices.

In Dry Leasing, revenue and profitability grew as we realized revenue from maintenance payments related to the scheduled return of a 757-200 cargo aircraft in April. This aircraft was subsequently leased to DHL Express on a long-term basis during the quarter.

Reported earnings for the second quarter of 2015 included an effective income tax rate of 31.0%, which reflected our continued reinvestment of the net earnings of certain foreign subsidiaries outside of the U.S.

Half-Year Results

For the six months ended June 30, 2015, adjusted net income attributable to common stockholders totaled $55.2 million, or $2.20 per diluted share, compared with $27.1 million, or $1.07 per diluted share, for the six months ended June 30, 2014.

On a reported basis, first-half 2015 net income attributable to common stockholders totaled $57.6 million, or $2.29 per diluted share, compared with $37.5 million, or $1.49 per diluted share, in the first half of 2014.

Free cash flow totaled $148.8 million in the first six months of 2015 compared with $96.1 million in the first six months of 2014.

Liquidity and Capital Resources

At June 30, 2015, our cash, cash equivalents, restricted cash and short-term investments totaled $554.9 million, compared with $330.7 million at December 31, 2014.

The change in position reflected net cash of $171.1 million provided by operating activities; net cash of $104.4 million provided by financing activities, which included $99.1 million of debt payments; and net cash of $59.4 million used for investing activities.

In June 2015, we issued $224.5 million of convertible senior notes due June 2022 with a cash coupon of 2.25%. We used a portion of the approximately $218 million of net proceeds from the offering in June to fund the $16.6 million net cost of convertible note hedges and warrants related to the notes. These transactions are intended to offset any actual dilution from the conversion of the notes and to effectively increase the overall conversion price from $74.05 to $95.01 per share.

During the third quarter of 2015, we expect to use approximately $113 million of the net proceeds to retire higher-rate Enhanced Equipment Trust Certificates (EETCs) related to five of our 747-400 freighter aircraft. The redemption amount gives effect to the company’s ownership interests in the EETCs being retired, which have an average cash coupon of 8.1%.

We expect to use the remaining net proceeds from the convertible note issuance for working capital and capital expenditures, repayment or refinancing of debt, and general corporate purposes.

Outlook

We are encouraged by our strong first-half performance. We are seeing good demand for our aircraft and services this quarter and for the remainder of the year. And we continue to anticipate significant growth in adjusted diluted earnings per share in 2015.

On a sequential basis, we expect earnings per share in the third quarter of 2015 to be slightly better than our second-quarter 2015 adjusted earnings, followed by further earnings improvement in the fourth quarter.

Taking our first-half 2015 earnings strength into account, we continue to expect approximately 55% of our earnings to occur in the second half.

In addition, we anticipate that block-hour volumes this year will increase approximately 10% compared with 2014, including the impact of the 747-8 freighter scheduled to be delivered in November and 747-400BCF that we returned to service at the end of the second quarter. More than 70% of our total block hours should be in ACMI and the balance in Charter. Our ACMI outlook reflects expected growth in both 747 freighter operations as well as CMI flying. Our Charter outlook reflects our strong presence in the global charter market and military demand that is holding up well compared with 2014 levels.

In Dry Leasing, our portfolio is expected to include our recent acquisition and subsequent conversion of two 767 passenger aircraft to freighter configuration. Following their conversion, which should be completed during the fourth quarter of this year, the aircraft will be leased to DHL Express.

Given the flying levels that we anticipate, we continue to expect that aircraft maintenance expense in 2015 should total approximately $190 million. In addition, depreciation should be approximately $125 million. We also anticipate an effective income tax rate of approximately 30%. Core capital expenditures, excluding aircraft and engine purchases, are expected to total approximately $45 million, mainly for spare parts for our fleet. Expenditures for additional aircraft and engines should total approximately $240 million.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s second-quarter 2015 financial and operating results at 11:00 a.m. Eastern Time on Thursday, July 30, 2015.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the second-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/ix8yiry7

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through August 6 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 79167828#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Holdings, Inc. (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating services that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and airport-to-airport cargo service; cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2015 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating Revenue
ACMI	$189,255	$186,720	$378,302	$384,861
Charter	235,436	225,234	455,574	402,607
Dry Leasing	27,401	25,524	59,320	50,200
Other	3,741	3,691	7,482	6,864

Total Operating Revenue	$455,833	$441,169	$900,678	$844,532

Operating Expenses
Salaries, wages and benefits	86,862	77,948	175,635	150,803
Aircraft fuel	96,711	103,842	174,826	185,586
Maintenance, materials and repairs	41,438	50,386	100,270	109,432
Aircraft rent	36,811	34,826	71,072	70,236
Depreciation and amortization	31,936	30,381	63,966	58,536
Navigation fees, landing fees and other
rent	22,666	30,906	46,169	58,032
Travel	23,830	18,774	44,643	36,056
Passenger and ground handling services	21,353	21,859	41,316	41,230
Loss on disposal of aircraft	114	14,679	1,323	14,679
Special charge	499	1,449	(69)	9,477
Other	32,329	29,462	63,273	55,678

Total Operating Expenses	394,549	414,512	782,424	789,745

Operating Income	61,284	26,657	118,254	54,787

Non-operating Expenses (Income)
Interest income	(4,425)	(4,719)	(8,913)	(9,446)
Interest expense	25,033	26,365	49,581	52,817
Capitalized interest	(177)	(67)	(203)	(379)
Other expense (income), net	(284)	(88)	391	64

Total Non-operating Expenses	20,147	21,491	40,856	43,056

Income before income taxes	41,137	5,166	77,398	11,731
Income tax expense (benefit)	12,747	(23,815)	19,776	(21,276)

Net Income	28,390	28,981	57,622	33,007
Less: Net income (loss) attributable
to noncontrolling interests	—	(612)	—	(4,530)

Net Income Attributable
to Common Stockholders	$28,390	$29,593	$57,622	$37,537

Earnings per share:
Basic	$1.13	$1.17	$2.31	$1.49

Diluted	$1.13	$1.17	$2.29	$1.49

Weighted average shares:
Basic	25,029	25,241	24,953	25,169

Diluted	25,198	25,279	25,135	25,215

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		June 30, 2015	December 31, 2014
Assets
Current Assets
Cash and cash equivalents		$514,750	$298,601
Short-term investments		24,373	17,802
Restricted cash		15,731	14,281
Accounts receivable, net of allowance of $1,631 and $1,658, respectively		152,906	162,092
Prepaid maintenance		15,589	20,806
Deferred taxes		41,862	40,923
Prepaid expenses and other current assets		31,313	51,599

Total current assets		796,524	606,104
Property and Equipment
Flight equipment		3,489,587	3,448,791
Ground equipment		55,227	51,418
	Less: accumulated depreciation	(400,368)	(348,036)
Purchase deposits for flight equipment		58,820	20,054

Property and equipment, net		3,203,266	3,172,227
Other Assets
Long-term investments and accrued interest		106,951	120,478
Deposits and other assets		77,337	80,258
Intangible assets, net		62,918	67,410

Total Assets		$4,246,996	$4,046,477

Liabilities and Equity
Current Liabilities
Accounts payable		$39,274	$42,864
Accrued liabilities		261,342	251,594
Current portion of long-term debt[1,2]		180,902	181,202

Total current liabilities		481,518	475,660
Other Liabilities
Long-term debt[1,2]		1,812,483	1,736,739
Deferred taxes		370,216	350,868
Other liabilities		67,442	65,415

Total other liabilities		2,250,141	2,153,022
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 28,938,970 and
	28,561,160 shares issued, 25,050,599 and 24,807,718, shares outstanding
	(net of treasury stock), as of June 30, 2015 and December 31, 2014, respectively	289	286
Additional paid-in-capital		618,911	573,133
Treasury stock, at cost; 3,888,371 and 3,753,442 shares, respectively		(151,636)	(145,322)
Accumulated other comprehensive loss		(9,119)	(9,572)
Retained earnings		1,056,892	999,270

Total equity		1,515,337	1,417,795

Total Liabilities and Equity		$4,246,996	$4,046,477

[1]	Balance sheet debt at June 30, 2015 totaled $1,993.4 million, including the impact of $85.4 million of unamortized discount and debt issuance costs of $55.6 million.

2 The face value of our debt at June 30, 2015 totaled $2,134.4 million, compared with $2,009.0 million on December 31, 2014.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

		For the Six Months Ended
		June 30, 2015	June 30, 2014
Operating Activities:
Net Income		$57,622	$33,007
Adjustments to reconcile Net Income to net cash provided by operating activities:
	Depreciation and amortization	73,263	67,195
	Accretion of debt securities discount	(3,760)	(4,081)
	Provision for allowance for doubtful accounts	46	232
	Special charge, net of cash payments	(715)	7,171
	Loss on disposal of aircraft	1,323	14,679
	Deferred taxes	19,773	(21,498)
	Stock-based compensation expense	9,837	5,805
Changes in:
	Accounts receivable	10,135	(23,248)
	Prepaid expenses and other current assets	8,937	27,613
	Deposits and other assets	1,645	(4,603)
	Accounts payable and accrued liabilities	(7,009)	4,854

Net cash provided by operating activities		171,097	107,126
Investing Activities:
	Capital expenditures	(22,117)	(10,653)
	Purchase deposits and delivery payments for flight equipment	(62,841)	(494,072)
	Changes in restricted cash	(1,450)	(6,724)
	Proceeds from short-term investments	2,394	2,060
	Proceeds from disposal of aircraft	24,625	-

Net cash used for investing activities		(59,389)	(509,389)
Financing Activities:
	Proceeds from debt issuance	224,500	572,552
	Customer maintenance reserves received	8,701	8,757
	Customer maintenance reserves paid	(1,752)	-
	Proceeds from sale of warrants	36,290	-
	Payments for convertible note hedges	(52,903)	-
	Proceeds from stock option exercises	1,193	-
	Purchase of treasury stock	(6,314)	(4,377)
	Excess tax benefit from stock-based compensation expense	588	(1,973)
	Payment of debt issuance costs	(6,812)	(17,087)
	Payments of debt	(99,050)	(201,021)

Net cash provided by financing activities		104,441	356,851
Net increase (decrease) in cash and cash equivalents		216,149	(45,412)
Cash and cash equivalents at the beginning of period		298,601	321,816

Cash and cash equivalents at the end of period		$514,750	$276,404

Non-cash Investing and Financing Activities

Acquisition of flight and ground equipment included in Accounts payable and accrued liabilities	$	6,940	$29,087

Disposition of aircraft included in Accounts receivable		$-	$7,000

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating Revenue:
ACMI	$189,255	$186,720	$378,302	$384,861
Charter	235,436	225,234	455,574	402,607
Dry Leasing	27,401	25,524	59,320	50,200
Other	3,741	3,691	7,482	6,864
Total Operating Revenue	$455,833	$441,169	$900,678	$844,532
Direct Contribution:
ACMI	$51,157	$44,677	$91,059	$90,133
Charter	25,019	8,196	55,478	4,007
Dry Leasing	10,894	8,738	26,419	16,909
Total Direct Contribution	$87,070	$61,611	$172,956	$111,049
Add back (subtract):
Unallocated income and expenses, net[1]	(45,320)	(40,317)	(94,304)	(75,162)
Special charge	(499)	(1,449)	69	(9,477)
Loss (gain) on disposal of aircraft	(114)	(14,679)	(1,323)	(14,679)
Income before Income Taxes	41,137	5,166	77,398	11,731
Add back (subtract):
Interest income	(4,425)	(4,719)	(8,913)	(9,446)
Interest expense	25,033	26,365	49,581	52,817
Capitalized interest	(177)	(67)	(203)	(379)
Other expense (income), net	(284)	(88)	391	64
Operating Income	$61,284	$26,657	$118,254	$54,787

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, gains on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, unallocated interest expense and income, foreign exchange gains and losses, other revenue and other non-operating costs, including unusual items and certain noncash income and expenses.

[1]	During the first quarter of 2015, we revised the methodology for allocating certain unallocated expenses to our segments. Prior period information has been adjusted consistently to reflect this change.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2015	June 30, 2014	Percent Change

Net Income Attributable to Common Stockholders	$ 28,390	$29,593	(4.1%)
After-tax impact from:
Noncash expense and income, net[1]	636	(53)
ETI tax benefit	-	(24,013)
Loss on disposal of aircraft	72	9,389
Special charge[2]	319	658
Accrual for legal matters	-	300
Adjusted Net Income Attributable to Common Stockholders	29,417	15,874	85.3%

Diluted EPS	$ 1.13	$1.17	(3.4%)
After-tax impact from:
Noncash expense and income, net[1]	0.03	-
ETI tax benefit	-	(0.95)
Loss on disposal of aircraft	-	0.37
Special charge[2]	0.01	0.03
Accrual for legal matters	-	0.01

Adjusted Diluted EPS	1.17	0.63	85.7%

	For the Six Months Ended

	June 30, 2015	June 30, 2014	Percent Change

Net Income Attributable to Common Stockholders	$ 57,622	$37,537	53.5%
After-tax impact from:
Noncash expense and income, net[1]	697	(169)
ETI tax benefit	(4,008)	(24,013)
Loss on disposal of aircraft	956	9,389
Special charge[2]	(92)	4,041
Accrual for legal matters	-	300

Adjusted Net Income Attributable to Common Stockholders	$ 55,175	$ 27,085	103.7%

Diluted EPS	$2.29	$1.49	53.7%
After-tax impact from:
Noncash expense and income, net[1]	0.03	(0.01)
ETI tax benefit	(0.16)	(0.95)
Loss on disposal of aircraft	0.04	0.37
Special charge[2]	-	0.16
Accrual for legal matters	-	0.01

Adjusted Diluted EPS	$2.20	$1.07	105.6%

[1]	Noncash expenses and income, net in 2015 primarily relates to amortization of the debt discount on the convertible notes.

[2]	Included in Special charge in 2014 were employee termination benefits, a loan reserve and tax adjustments related to GSS, and adjustments to lease termination costs for two 747-400BCFs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2015	June 30, 2014

Net Cash Provided by Operating Activities	$80,449	$65,858
Less:
Capital expenditures	11,732	6,558
Capitalized interest	177	67

Free Cash Flow[1]	$68,540	$59,233

	For the Six Months Ended
	June 30, 2015	June 30, 2014
Net Cash Provided by Operating Activities	$171,097	$107,126
Less:
Capital expenditures	22,117	10,653
Capitalized interest	203	379

Free Cash Flow[1]	$148,777	$96,094

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Income before income taxes	$41,137	$5,166	$77,398	$11,731
Noncash interest expenses and income, net	731	(83)	826	(264)
Loss on disposal of aircraft	114	14,679	1,323	14,679
Special charge[1]	499	1,449	(69)	9,477
Accrual for legal matters	—	469	—	469
Adjusted pretax income	42,481	21,680	79,478	36,092
Interest (income) expense, net[2]	20,296	22,259	40,831	44,449
Other non-operating expenses (income)	(284)	(88)	391	64
Adjusted operating income	62,493	43,851	120,700	80,605
Depreciation and amortization	31,936	30,381	63,966	58,536
EBITDA, as adjusted[3]	94,429	74,232	184,666	139,141
Aircraft rent[2]	36,215	34,229	69,880	69,043
EBITDAR, as adjusted[4]	$130,644	$108,461	$254,546	$208,184

[1]	Included in Special charge in 2014 were employee termination benefits, a loan reserve and tax adjustments related to GSS, and adjustments to lease termination costs for two 747-400BCFs.

[2]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments.

[3]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, loss on disposal of aircraft, special charge, and accrual for legal matters, as applicable.

[4]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, noncash interest expenses and income, net, loss on disposal of aircraft, special charge, and accrual for legal matters, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Six Months Ended
		June 30,		Increase/	June 30,		Increase/
		2015	2014	(Decrease)	2015	2014	(Decrease)
Block Hours
ACMI		30,958	27,652	3,306	60,418	55,675	4,743
Charter
Cargo		9,214	7,572	1,642	17,482	13,471	4,011
Passenger		4,259	3,487	772	7,480	6,202	1,278
Other		303	299	4	634	535	99

Total Block Hours		44,734	39,010	5,724	86,014	75,883	10,131

Revenue Per Block Hour
ACMI		$6,113	$6,752	$(639)	$6,261	$6,913	$(652)
Charter		17,475	20,367	(2,892)	18,251	20,465	(2,214)
Cargo		16,358	20,035	(3,677)	17,724	20,148	(2,424)
Passenger		19,891	21,087	(1,196)	19,482	21,154	(1,672)
Average Utilization (block hours per day)
ACMI[1]		9.3	9.4	(0.1)	9.5	9.4	0.1
Charter
Cargo		9.6	8.5	1.1	9.8	8.1	1.7
Passenger		9.6	7.8	1.8	8.4	7.0	1.4
	All Operating Aircraft[1,2]	9.5	9.1	0.4	9.5	8.9	0.6
Fuel
Charter
	Average fuel cost
	per gallon	$2.46	$3.19	$(0.73)	$2.40	$3.21	$(0.81)
	Fuel gallons	39,383	32,560	6,823	72,694	57,859	14,835
	consumed (000s)
	1 ACMI and All Operating Aircraft averages in the second quarter and first six months of 2015 reflect the impact of increases in the number of CMI
	aircraft and amount of CMI flying compared with the same periods of 2014.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Six Months Ended
June 30,		Increase/	June 30,		Increase/

2015	2014	(Decrease)	2015	2014	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the
period)
ACMI[1]
747-8F Cargo	9.0	8.3	0.7	8.8	8.5	0.3
747-400 Cargo	11.4	11.7	(0.3)	11.7	12.1	(0.4)
747-400 Dreamlifter	3.1	3.3	(0.2)	3.1	3.2	(0.1)
767-300 Cargo	2.0	2.0	—	2.0	2.0	—
767-200 Cargo	8.9	5.0	3.9	7.7	5.0	2.7
747-400 Passenger	1.0	1.0	—	1.0	1.0	—
767-200 Passenger	1.0	1.0	—	1.0	1.0	—
Total	36.4	32.3	4.1	35.3	32.8	2.5
Charter
747-8F Cargo	—	0.7	(0.7)	0.2	0.4	(0.2)
747-400 Cargo	10.5	9.1	1.4	9.7	8.8	0.9
747-400 Passenger	2.0	1.9	0.1	2.0	2.0	—
767-300 Passenger	2.9	3.0	(0.1)	2.9	2.9	—

Total	15.4	14.7	0.7	14.8	14.1	0.7
Dry Leasing
777-200 Cargo	6.0	6.0	—	6.0	5.9	0.1
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	1.0	—
737-800 Passenger	1.0	2.0	(1.0)	1.3	2.0	(0.7)

Total	9.0	10.0	(1.0)	9.3	9.9	(0.6)

Total Operating Aircraft	60.8	57.0	3.8	59.4	56.8	2.6

Out of Service[2]	0.8	1.0	(0.2)	0.9	1.0	(0.1)

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.
[2]	Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.